THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS
            AND COVERS FUTURE ADVANCES AND PROCEEDS


                       FIRST AMENDMENT TO
            DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
           SECURITY AGREEMENT AND FINANCING STATEMENT
                       (Wagner and Brown)

                          Dated as of
                         June 15, 1994

                              From

                     FOREST OIL CORPORATION
                          (Mortgagor)

                               To

                   ANDREW S. FASTOW, Trustee
                           (Trustee)

                       for the Benefit of

    JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP
                         (Beneficiary)

          The mailing address of both above-named Trustee and the Beneficiary is 1400 Smith Street, Houston, Texas 77002 and the mailing address of Mortgagor is 950 17th Street, Colorado National Building, Denver, Colorado 80202.

                           * * * * *

This instrument was prepared by Bruce C. Herzog, Attorney at Law,
VINSON  &  ELKINS  L.L.P., 2500 First City  Tower,  1001  Fannin,
Houston,   Texas  77002,  and  contains  after-acquired  property
provisions and covers future advances and proceeds.

Attention of Recording Officers: This instrument is a Mortgage of both real and personal property and is, among other things, a Security Agreement and a Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto.

          Recorded counterparts should be returned to:

                         Lauren Hagerty
                     Vinson & Elkins L.L.P.
                     2500 First City Tower
                          1001 Fannin
                   Houston, Texas 77002-6760





                      FIRST AMENDMENT TO
                         DEED OF TRUST,
                   ASSIGNMENT OF PRODUCTION,
           SECURITY AGREEMENT AND FINANCING STATEMENT
           __________________________________________

                       (Wagner and Brown)


  FIRST AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
          SECURITY AGREEMENT AND FINANCING STATEMENT
        ______________________________________________

      THIS FIRST AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "First Amendment") entered into on this 15th day of June, 1994, but made effective as of June 15, 1994 (the "Effective Date") by and between FOREST OIL CORPORATION, a New York corporation, whose address for notice hereunder is 950 17th Street, Colorado National Building, Denver, Colorado 80202 (the "Mortgagor"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Beneficiary").

                            RECITALS
                            ________

      Mortgagor and Mortgagee have entered into that certain Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated December 28, 1993 (the "Original Mortgage"). The Original Mortgage was recorded in the real property records described in Schedule 1 hereto. As contemplated in Section 7.02(d) of the Loan Agreement (as defined in Article II(a) of the Original Mortgage), Mortgagee reduced the initial funding amount by $1.4 million until Mortgagor satisfactorily evidenced its ownership of certain oil and gas leases. Mortgagor has now evidenced such ownership to the satisfaction of Mortgagee, and Mortgagee has agreed to fund such additional $1.4 million to Mortgagor subject to certain conditions all of which have been, or, with the execution, delivery and recording of this Mortgage, will be fully satisfied. Capitalized terms used in this Amendment but not defined herein have the meaning given thereto in the Original Mortgage.

                           AGREEMENTS
                           __________

                           ARTICLE I

                       Mortgaged Property
                       __________________

      Mortgagor, in consideration of the premises and to secure the Indebtedness and the performance of the covenants and obligations contained herein and in the Original Mortgage and in consideration of the sum of One Thousand Dollars ($1000) and other valuable consideration in hand paid by Beneficiary to Mortgagor and in consideration of the debts and trusts herein mentioned, does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN, SET OVER and CONFIRM unto Andrew S. Fastow of Houston, Texas, as Trustee, whose address for notice is 1400 Smith Street, Houston, Texas 77002 ("Trustee") and his successors or substitutes in trust hereunder, for the use and benefit of Beneficiary, the following described real and personal property, rights, titles, interests, and estates (collectively the "Mortgaged Property"), to-wit:

      (a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the undivided interests in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates (such interests collectively called the "Leases") which are described on Exhibit A hereto or which Leases are otherwise referred to herein.

      (b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (1) the properties now or hereafter pooled or unitized with the Leases; (2) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to on attached Exhibit A; and (3) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage or which relate to any of the Leases or interests in the Leases described or referred to herein or on attached Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests.

      (c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the "Hydrocarbons") in and under and which may be produced and saved from or attributable to the Leases, the lands covered thereby and Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage and including specifically but without limitation all liens and security interests in such Hydrocarbons securing payment of proceeds resulting from the sale of Hydrocarbons.

       (d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the rights, titles, interests and estates described or referred to in paragraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes and licenses together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

      (e) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor's behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder.

     (f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases and every part and parcel thereof, including, without limitation, all rights, titles, interests or estates in and to the Leases as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as hereinafter defined) to which any of the Leases are subject, or otherwise; together with any and all renewals and extensions of any of the Leases; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Leases, less and except any overriding royalty interests hereafter acquired by Mortgagor in and to the Leases.

      (g) All accounts, contract rights, inventory and general intangibles constituting a part of, relating to or arising out of those portions of the Mortgaged Property which are described in paragraphs (a) through (f) above and all proceeds and products of all such portions of the Mortgaged Property.

      TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and to his successors and assigns forever to secure the payment of the Indebtedness and to secure the performance of the covenants, agreements, and obligations of the Mortgagor herein contained.

                           ARTICLE II

                 Representations and Warranties
                 ______________________________

      All of the representations and warranties contained in the Original Mortgage, as hereby amended, are hereby restated and incorporated herein as of the date hereof.

                          ARTICLE III

                     Incorporation of Terms
                     ______________________

      All of the terms, covenants and provisions of the Original Mortgage, as hereby amended, are incorporated herein and made a part hereof for all purposes including, without limitation, as such terms, covenants and conditions relate to or cover the Mortgaged Properties.

                           ARTICLE IV

                        Other Amendments
                        ________________

      Exhibit A of the Original Mortgage is hereby amended by adding thereto and incorporating therein, but without otherwise modifying such Exhibit A, the properties and rights described on Exhibit A hereto.

                           ARTICLE V

                          Ratification
                          ____________

      Except as expressly amended by this First Amendment, the Original Mortgage is in all respects ratified and confirmed, and the terms, provisions, representations, warranties, covenants and conditions thereof shall be and remain in full force and effect.






























      IN WITNESS WHEREOF,the undersigned have caused this instru-ment to be executed by their duly authorized undersigned officers as of the date first written above.

                              MORTGAGOR

                                Forest Oil Corporation

                                   By:  /s/Kenton M. Scroggs
                                      ___________________________
                                   Name:  Kenton M. Scroggs
                                        _________________________


                              BENEFICIARY

                                Joint Energy Development Investments
                                Limited Partnership

                                By: Enron Capital Corp., its general partner

                                        By:  /s/Andrew S. Fastow
                                           ______________________
                                        Name:  Andrew S. Fastow
                                             ____________________



Schedule 1 - Recording Schedule
Exhibit A  - Mortgaged Properties






























THE STATE OF COLORADO

COUNTY OF DENVER

      BE IT REMEMBERED, that I Michele M. Daily, a Notary Public, duly qualified, sworn and acting in and for the State of Colorado, hereby certify that, on this 15th day of June, 1994, there appeared before me Kenton M. Scroggs, Vice President of FOREST OIL CORPORATION.

      The foregoing instrument was acknowledged before me on this date by the aforementioned person as the designated officer of such corporation, on behalf of such corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County of Denver and State of Colorado, this 15th of June, 1994.


                                  /s/Michele M. Daily
                        _________________________________________
                                Notary Public in and for the
                                State of Colorado



THE STATE OF TEXAS

COUNTY OF HARRIS

      BE IT REMEMBERED, that I Robin M. Jordan, a Notary Public, duly qualified, sworn and acting in and for the State of Texas, hereby certify that, on this 8th day of June, 1994, there appeared before me Andrew S. Fastow, Vice President of Enron Capital Corp., the general partner of Joint Energy Development Investments Limited Partnership.

      The foregoing instrument was acknowledged before me on this date by the aforementioned person as the designated officer of such corporation, on behalf of such corporation in its capacity as general partner of Joint Energy Development Investments Limited Partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County of Harris and State of Texas, this 8th of June, 1994.


                                  /s/Robin M. Jordan
                        _________________________________________
                                Notary Public in and for the
                                State of Texas








                           SCHEDULE 1

                     RECORDING INFORMATION


Jim Hogg County, Texas
File No. 56822
Volume 101, Page 194
December 30, 1993


Zapata County, Texas
File No. 96635
Volume 490, Page 704
January 3, 1994

                                                         EXHIBIT A

                                                          LEASES
                                                          ======
                                                                                                       Recording Data
                                                                     Working                        --------------------
                                                                       or                    Jim Hogg County   Zapata County
     FOC                                                   Lease     Ownership               ---------------   -------------
  Lease No.         Lessor                      Lessee     Date      Interest     NRI        Vol.       Page   Vol.       Page
  --------          ------                      ------     -----     --------     ---        ----       ----   ----       ----
TX-193030-04-O  Reyes Cuellar                 AMB & Assoc  12/21/93  1.000000   0.800000     144        347    495        34-36
TX-193030-04-P  Stephen M. Rowden             AMB & Assoc  12/10/93  1.000000   0.812500     144        341    495        25-27
TX-193030-04-Q  Dale H. Rowden, Jr.           AMB & Assoc  12/10/93  1.000000   0.812500     144        343    495        28-30
TX-193030-04-R  Bruce H. Rowden               AMB & Assoc  12/10/93  1.000000   0.812500     144        345    495        31-33
TX-193030-04-S  Susan Ahlers Johnson          AMB & Assoc  12/20/93  1.000000   0.812500     144        349    495        37-39
TX-193030-04-T  Carl Ahlers                   AMB & Assoc  12/20/93  1.000000   0.812500     144        351    495       171-173
TX-193030-01-A1 Ronnie Dannelly, et al           FOC       01-07-94  1.000000   0.800000     144        136     -           -
TX-193030-01-A2 Ronnie Dannelly, et al           FOC       01-07-94  1.000000   0.800000     144        136     -           -
TX-193030-01-B  Billie Jo McCutcheon, et vir     FOC       01-11-94  1.000000   0.800000     144        170     -           -
TX-193030-01-C  Robert A. Hefner, III            FOC       01-25-94  1.000000   0.800000     BR         BR      -           -
TX-193030-02    State of Texas/Marrs & McLean    FOC       01-03-94  1.000000   0.700000 (1) 144        161     -           -
TX-193030-03    Thomas M. Allen, et al           FOC       02-15-94  1.000000   0.800000     144        353     -           -
TX-193030-01-D  Golden W. Piekielniak, et al     FOC       03-09-94  1.000000   0.800000     144      399-400   -           -
TX-193030-04-N  Francine L. Rowden               FOC       01-01-94  1.000000   0.750000     144        367    495       436-439
TX-193030-04-A  William K. Morgan, et ux         EDC       03-26-88  0.356430   0.2673225(2) 123        393    389         368

                                                                                              BR - Being Recorded

- - -----------------------------
     (1)        Amendment & Ratification to Oil, Gas, and Mineral Lease covering 640 acres being all of the Sabas De La Garza
                Survey No. 614, Certificate 592, A-117, Jim Hogg County, Texas dated April 4, 1994 and recorded in Vol. 144
                Page 370-371 in the records of Jim Hogg County, Texas

     (2)        Amendment & Ratification to Oil, Gas, and Mineral Lease covering a tract in 666.5 acres of land, being all of the B. S. & F. Survey 86, Abstract No. 142 in Jim Hogg County, Texas and Abstract No. 436 in Zapata County,
                Texas dated February 11, 1994 and recorded in Vol. 144 Page 224-225 in the records of Jim Hogg County, Texas and recorded in Vol. 493 Page 722-723 in the records of Zapata County, Texas





                                                           LAND DESCRIPTIONS
                                                         =====================

TX-193030-04-O  Covering 640 acres in the B.S. & F. Survey No. 86, A-142, Jim Hogg County, and A-436, Zapata County, Texas
TX-193030-04-P  Covering 320 acres, being S/2 of the B.S.&F.Survey No. 86,A-142, Jim Hogg County, and A-436, Zapata County, Texas
TX-193030-04-Q  Covering 320 acres, being S/2 of the B.S.&F.Survey No. 86,A-142, Jim Hogg County, and A-436, Zapata County, Texas
TX-193030-04-R  Covering 320 acres, being S/2 of the B.S.&F.Survey No. 86,A-142, Jim Hogg County, and A-436, Zapata County, Texas
TX-193030-04-S  Covering 320 acres, being S/2 of the B.S.&F.Survey No. 86,A-142, Jim Hogg County, and A-436, Zapata County, Texas
TX-193030-04-T  Covering 320 acres, being S/2 of the B.S.&F.Survey No. 86,A-142, Jim Hogg County, and A-436, Zapata County, Texas
TX-193030-01-A1 Covering 80 acres being Blocks 2 & 3 of the E.J. Foster Oil & Gas Subdivision of the Sabas De La Garza Survey 84,
                A-116, Jim Hogg County, Texas
TX-193030-01-A2 Covering 80 acres being Blocks 5 & 6 of the E.J. Foster Oil & Gas Subdivision of the Sabas De La Garza Survey 84,
                A-116, Jim Hogg County, Texas
TX-193030-01-B  Covering 160 acres being Blocks 2, 3, 5,&6 of the E.J. Foster Oil&Gas Subdivision of the Sabas De La Garza Survey
                84, A-116, Jim Hogg County, Texas
TX-193030-01-C  Covering 80 acres being Blocks 5 & 6 of the E.J. Foster Oil & Gas Subdivision of the Sabas De La Garza Survey 84,
                A-116, Jim Hogg County, Texas
TX-193030-02    Covering 640 acres being all of the Sabas De La Garza Survey No. 614,Certificate 592,A-117, Jim Hogg County, Texas
TX-193030-03    Covering 640 acres being all of the Sabas De La Garza Survey No. 84, A-116, Jim Hogg County, Texas LESS AND EXCEPT
                Blocks 2, 3, 5, & 6 of the W.P. Allen Oil & Gas Survey 84 as prepared by E. J. Foster on 12-20-20
TX-193030-01-D  Covering 160 acres in the Sabas De La Garza Survey 84, A-116, Jim Hogg County, Texas being Blocks 2, 3, 5 & 6 of the W.P. Allen Oil & Gas Survey 84 as prepared by E. J. Foster on 12-20-20
TX-193030-04-N  Covering 320 acres, being S/2 of the F.C.Guerra Survey(B.S.&F.) No. 86, A-142, Certificate 324 in Jim Hogg County
                and A-436, Zapata County, Texas.
TX-193030-04-A  Covering a tract in 640 acres of land, being all of the B. S.&F. Survey 86, Abstract No. 142 in Jim Hogg County
                and Abstract No. 436 in Zapata County, Texas


                                                         PERMITTED EMCUMBRANCES
                                                         ======================
ALL             Subject to Operating Agreement dated September 2, 1988 between Energy Development Corporation as Operator, and
                Wagner & Brown as Non-Operator as amended by letters dated March 14, 1991, July 16, 1993, and October 12, 1993.
